Exhibit 10.2

FOURTH AMENDMENT TO

AMENDED AND RESTATED SECURITY AGREEMENT

THIS FOURTH AMENDMENT (the “Amendment”) is made as of June 15, 2010 by and between GTC Biotherapeutics, Inc., a Massachusetts corporation (the “Debtor”), and LFB Biotechnologies, S.A.S., a société par actions simplifiée established under the laws of France (the “Secured Party”).

RECITALS

A. The Debtor and the Secured Party are parties to an Amended and Restated Security Agreement dated as of June 18, 2009, as amended by that certain Omnibus Amendment Regarding Loan Agreement and that certain Omnibus Amendment Regarding Note and Warrant Purchase Agreement, each dated December 21, 2009 and that certain Third Amendment to Amended and Restated Security Agreement dated February 24, 2010 (as so amended and as the same may hereafter be amended, the “Security Agreement”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Security Agreement.

B. The Debtor requested that the Security Agreement be amended as set forth herein.

C. Subject to certain terms and conditions contained herein, the Secured Party is willing to agree to the same as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Security Agreement.

(a) The fifth and sixth WHEREAS clauses contained in the Security Agreement are hereby amended and restated in their entireties as follows:

WHEREAS, pursuant to (i) that certain Note Purchase Agreement dated as of February 22, 2010 by and between the Debtor and the Secured Party (the “2010 Purchase Agreement”), the Secured Party has made a term loan to the Debtor in the aggregate principal amount of $7,000,000 and in connection therewith the Debtor issued to the Secured Party a secured promissory note dated as of February 24, 2010 in the original principal amount of $7,000,000 (the “2010 Note”), and (ii) that certain Note Purchase Agreement, dated as of June 15, 2010 by and between the Debtor and the Secured Party, and subject to the satisfaction of the conditions contained therein, the Secured Party has committed to make a term loan to the Debtor in the aggregate principal amount of $7,000,000 and in connection therewith the Debtor is issuing to the Secured Party a secured convertible promissory note dated as of June 15, 2010 in the original principal amount of $7,000,000 (the “Second 2010 Convertible Note, and together with the 2006 Convertible Note, the 2008 Convertible Note, the 2010 Note, the Second 2010 Convertible Note and the Secured Note, collectively, the “Notes”).

WHEREAS, in connection with the issuance of the Secured Note and that certain secured convertible note dated as of June 18, 2009 in the original principal amount of $4,512,268 (which the parties hereto acknowledge has been indefeasibly paid in full, is no longer outstanding, and has been converted in its entirety to shares of the Debtor’s Series E-1 10% convertible preferred stock in accordance with the terms thereof), the Debtor has amended and restated the Original Security Agreement in its entirety and delivered this Agreement in favor of Secured Party, pursuant to which all debts, obligations and liabilities of the Debtor to the Secured Party are secured, including without limitation, the obligations under the 2008 Purchase Agreement, the Loan Agreement, the 2006 Convertible Note, the 2008 Convertible Note, the 2010 Note, the Second 2010 Convertible Note and the Secured Note.”

(b) Section 1 of the Security Agreement is hereby amended and restated in its entirety as follows:

“1. CREATION OF SECURITY INTEREST.

Debtor grants to Secured Party, its successors and assigns, a continuing security interest in, to and against all property listed on any collateral schedule now or in the future annexed to or made a part of this Agreement (“Collateral Schedule”), including without limitation the property listed on Collateral Schedule No. 1, whether now owned or existing or hereafter acquired or arising and wheresoever located, and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, and all proceeds or products thereof, in whatever form, including without limitation cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and/or tort claim proceeds (all such property is individually and collectively called the “Collateral”). This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever (including all interest (whether or not allowed or disallowed), charges, expenses, fees and other sums accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Debtor) of Debtor to Secured Party, now existing or arising in the future, including without limitation, the debts, obligations and liabilities of Debtor to Secured Party in connection with the payment and performance of the 2006 Convertible Note, the 2008 Convertible Note, the 2010 Note, the Second 2010 Convertible Note, the Secured Note, the 2008 Purchase Agreement (excluding the Warrant), the Loan Agreement, that certain Trademark and License Security Agreement by and between the Debtor and the Secured Party dated as of December 22, 2008 (as amended, the “Trademark Security Agreement”), that certain Patent and License Security Agreement by and between the Debtor and the Secured Party dated as of December 22, 2008 (as amended, the “Patent Security Agreement”), and that certain Second Mortgage, Security Agreement and Fixture Filing dated December 22, 2008 granted by Debtor to Secured Party, as amended by that certain Amendment to Mortgage, Security Agreement and Fixture Filing dated June 18, 2009, by that certain Second Amendment to Mortgage, Security Agreement and Fixture Filing dated as of December 21, 2009, by that certain Third Amendment to Mortgage, Security Agreement and Fixture Filing dated as of February 24, 2010 and that certain Fourth Amendment to Mortgage and Security Agreement and Fixture Filing dated as of June 15, 2010 (as so amended, the “Mortgage”), together with all Schedules and attachments thereto and any renewals, extensions, modifications, amendments and/or restatements of any such debts, obligations and liabilities (such Notes, the 2008 Purchase Agreement, the Loan Agreement, Trademark Security Agreement, Patent Security Agreement, Mortgage, Schedules, debts, obligations and liabilities are called the “Indebtedness”).”

(c) Section 7(d) of the Security Agreement is hereby amended and restated in its entirety as follows:

“(d) Proceeds from any sale or lease or other disposition shall be applied: first, to all costs of repossession, storage, and disposition including without limitation attorneys’, appraisers’, and auctioneers’ fees; second, to discharge the obligations then in default; third, to discharge any Indebtedness of Debtor to Secured Party in connection with the Secured Note; fourth, to discharge any Indebtedness of Debtor to Secured Party in connection with the 2008 Convertible Note; fifth, to discharge any Indebtedness of Debtor to Secured Party in connection with the 2010 Note; sixth, to discharge any Indebtedness of Debtor to Secured Party in connection with the Second 2010 Convertible Note, seventh; to discharge any Indebtedness of Debtor to Secured Party in connection with the 2006 Convertible Note; eighth, to discharge any other Indebtedness of Debtor to Secured Party, whether as obligor, endorser, guarantor, surety or indemnitor; ninth, to reasonable, out-of-pocket expenses incurred in paying or settling liens and claims against the Collateral; and lastly, to Debtor, if there exists any surplus. Debtor shall remain fully liable for any deficiency.”

2. Ratification; No Further Amendments. Except as specifically amended hereby, the Security Agreement shall remain unmodified and in full force and effect. All of the terms and conditions of the Security Agreement, including without limitation the grant of the security interest contained therein, are hereby ratified and affirmed in all respects. On and after the date hereof, each reference in the Security Agreement to “this Security Agreement”, “hereunder”, “hereof”, or words of like import referring to the Security Agreement, shall mean and be a reference to the Security Agreement as amended by this Amendment, and each reference in any other documents to the Security Agreement, “thereunder”, “thereof”, or words of like import referring to the Security Agreement shall mean a reference to the Security Agreement as amended by this Amendment.

3. Miscellaneous.

(a) This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to its conflicts of laws.

(b) This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signatures follow on next page]

IN WITNESS WHEREOF, the Secured Party and the Debtor have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

DEBTOR:

GTC BIOTHERAPEUTICS, INC.

By:	/s/ William K. Heiden
Name: William K. Heiden
Title: President and Chief Executive Officer

SECURED PARTY:

LFB BIOTECHNOLOGIES S.A.S.

By:	/s/ Christian Béchon
Name: Christian Béchon
Title: President